EXHIBIT 99.1

GENEMAX CORP. APPOINTS KONSTANTINE SARAFIS AS CHIEF OPERATING OFFICER


VANCOUVER, Canada, August 30th, 2004/ Canada NewsWire / -- GeneMax Corp. (OTC Bulletin Board: GMXX; Frankfurt: GX1) GeneMax announced today that Konstantine Sarafis has been appointed as its Chief Operating Officer (COO), effective as of August 30th, 2004. Mr. Sarafis will be responsible for the development, coordination and execution of the company's operations, as well as developing opportunities for industry partnerships, marketing and financing.

Ronald L. Handford, President & CEO of GeneMax, stated, "Mr. Sarafis' extensive experience in the biotech sector will provide outstanding guidance for implementing our operational plan. This will support the achievement of the company's clinical and strategic development objectives. We expect Mr. Sarafis' appointment will accelerate the advancement to clinical trials of our lead product, the TAP-1 (Transporters Associated with Antigen Processing) cancer vaccine, and will help us develop a pipeline of related immunotherapy products through our assay technologies and strategic industry partnerships."

Mr. Sarafis said, "The technologies that GeneMax has under license are exciting and innovative. These new therapeutics harness the power of the immune system to fight cancer and other disease. I am looking forward to implementing and executing GeneMax's strategic plan."

Mr. Sarafis is an experienced executive with a 13 year history of building, operating and mentoring biotechnology companies. He founded two biotechnology companies, the most recent being, Interomex Biopharmaceuticals Inc. where he was involved in arranging venture capital financing and running all aspects of business operations from 1998 through 2002. More recently Mr. Sarafis has been a full-time consultant to emerging biotechnology companies and academic institutions wishing to commercialize new technologies. Prior to entering the biotechnology sector, Mr. Sarafis was a researcher at UBC in the division of Medical Microbiology. Mr. Sarafis has extensive experience in managing intellectual property, licensing, finance, as well as marketing and he is well versed in corporate governance issues.

ABOUT GENEMAX CORP.: GeneMax Corp. is a biotechnology company specializing in the discovery and development of immunotherapeutics for the treatment and eradication of cancer, therapies for infectious diseases and autoimmune disorders and prevention of transplant tissue rejection. The Company is in production of its TAP cancer vaccine in preparation for a Phase I/IIa clinical trial, expected to begin in mid-2005. The proof of principle for the TAP-1 vaccine was established in mice bearing metastatic small cell lung cancer tumors. This study was published in Nature Biotechnology (Vol. 18, pp 515-520, May 2000). In recent developments, research conducted at McMaster University in Hamilton, Ontario and The University of British Columbia showed that GeneMax's TAP-1 vaccine technology was able to produce an effective immune response against melanoma, a form of skin cancer, in mouse models of the disease, as published in Journal of Immunology (reference 1;172(9):5200-5205, May 1, 2004).

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For further information:
________________________________________________________________________________
CONTACT:  KENDRA PAYNE
________________________________________________________________________________
Phone: Toll Free (866) 872-0077 or (604) 714-1225    Fax: (604) 331-0877
GeneMax Corp. - Suite 400 - 1681 Chestnut Street, Vancouver B.C. Canada V6J 4M6 Stock Exchange Information: (Symbol: OTCBB - GMXX, Symbol FWB - GX1, WKN:
645096,  ISN: US36870Q1031)
________________________________________________________________________________

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THIS NEWS  RELEASE  INCLUDES  FORWARD-LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. THESE
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intent or obligations to update these forward-looking statements."